As filed with the Securities and Exchange Commission on August 14, 2008

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALTERA CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	101 Innovation Drive San Jose, California 95134 (408) 544-7000	77-0016691
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

(Address of principal executive offices)(Zip code)

2005 Equity Incentive Plan 1987 Employee Stock Purchase Plan
(Full title of the plans)
JOHN P. DAANE President and Chief Executive Officer Altera Corporation 101 Innovation Drive San Jose, California 95134 (Name and address of agent for service)
(408) 544-7000 (Telephone number, including area code, of agent for service)
Copies to:
KATHERINE E. SCHUELKE, ESQ. Vice President, General Counsel and Secretary ALTERA CORPORATION 101 Innovation Drive San Jose, California 95134 (408) 544-7000	ROBERT M. MATTSON, JR., ESQ. JACLYN LIU, ESQ. MORRISON & FOERSTER LLP 425 Market Street San Francisco, California 94105 (415) 268-7000
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share, issuable pursuant to:
2005 Equity Incentive Plan	5,000,000	$23.75	$118,750,000	$4,666.88
1987 Employee Stock Purchase Plan	2,000,000	$23.75	$47,500,000	$1,866.75
Total	7,000,000	$23.75	$166,250,000	$6,533.63
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock that become issuable under Altera Corporation’s (the “Registrant”) the 2005 Equity Incentive Plan and 1987 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2) The proposed maximum offering price per share and proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee.
(3) Computed in accordance with Rule 457(h) and Rule 457(c) of the Securities Act.  Such computation is based on the average of the high and low price of the Registrant’s common stock as reported on The NASDAQ Global Market on August 11, 2008.

Explanatory Note

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed for the purpose of registering additional securities under the Registrant’s 2005 Equity Incentive Plan, which are the same class as those previously registered on Form S-8 on June 17, 2005 (File No. 333-125904) and March 1, 2007 (File No. 333-141007).  In addition, this Registration Statement registers additional securities under the Registrant’s 1987 Employee Stock Purchase Plan, which are the same class as those previously registered on Form S-8 on March 1, 2007 (File No. 333-141007), June 17, 2005 (File No. 333-125904), May 20, 2004 (File No. 333-115658), May 15, 2003 (File No. 333-105296), May 1, 2002 (File No. 333-87382), July 18, 2000 (File No. 333-41688), June 29, 1999 (File No. 333-81787), September 4, 1998 (File No. 333-62917), July 17, 1995 (File No. 33-61085) and January 25, 1993 (File No. 33-57350), October 3, 1990 (File No. 33-37159), and July 5, 1988 (File No. 33-22877).  The contents of all aforementioned Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated herein by reference, except as modified herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The following documents, all of which were previously filed by the Registrant (File No. 0-16617) with the Securities and Exchange Commission (“Commission”) pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), are hereby incorporated by reference, except to the extent that such reports/documents are only “furnished” to the Commission:

(a)           The Registrant’s Annual Report on Form 10-K for the year ended December 28, 2007, filed with the Commission on February 25, 2008 and as amended and filed with the Commission on March 4, 2008.

(b)           The Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2008, filed with the Commission on May 5, 2008.

(c)           The Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 27, 2008, filed with the Commission on August 5, 2008.

(d)           The Registrant’s Current Reports on Form 8-K filed with the Commission on March 4, 2008, March 17, 2008, April 16, 2008, April 24, 2008, May 19, 2008, May 27, 2008, May 30, 2008, June 3, 2008, June 17, 2008, and July 15, 2008.

(e)           The Registrant’s Proxy Statement relating to its 2008 annual meeting of stockholders held on May 13, 2008 filed with the Commission on March 28, 2008.

(f)           The description of the Registrant’s common stock as set forth in the Registration Statement on Form 8-A filed with the Commission on March 18, 1988, including any amendments or reports filed with the Commission for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8.                                Exhibits

The following exhibits are attached to this Registration Statement:

Exhibit No.	Description
4.1	Specimen copy of certificate for shares of common stock of the Registrant (1)
5.1	Opinion of Morrison & Foerster LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on signature page hereto)
_____________________________
(1) Incorporated by reference to the identically numbered exhibit filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 30, 1998 (Commission File No. 0-16617).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 14, 2008.

ALTERA CORPORATION

By:   /s/ Katherine E. Schuelke
Katherine E. Schuelke
Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Daane and Timothy R. Morse, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ John P. Daane John P. Daane	Chairman of the Board of Directors, President, Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2008
/s/ Timothy R. Morse Timothy R. Morse	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 14, 2008
/s/ Robert J. Finocchio, Jr. Robert J. Finocchio, Jr.	Lead Independent Director	August 14, 2008
/s/ Kevin McGarity Kevin McGarity	Director	August 14, 2008
/s/ Gregory E. Myers Gregory E. Myers	Director	August 14, 2008
/s/Krish A. Prabhu Krish A. Prabhu	Director	August 14, 2008
/s/ John Shoemaker John Shoemaker	Director	August 14, 2008
/s/ Susan Wang Susan Wang	Director	August 14, 2008

EXHIBIT INDEX

Exhibit No.                                                   Description

4.1                           Specimen copy of certificate for shares of common stock of the Registrant (1)
5.1                           Opinion of Morrison & Foerster LLP
23.1                         Consent of PricewaterhouseCoopers LLP
23.2                         Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24.1                         Power of Attorney (included on signature page)
____________________

(1) Incorporated by reference to the identically numbered exhibit filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 30, 1998 (Commission File No. 0-16617).